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                       SECURITIES AND EXCHANGE COMMISSION
             ------------------------------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 12, 2002
                     --------------------------------------
                        (date of earliest event reported)



                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






           CANADA                        000-30758              62-12-62580
 ----------------------------          ------------         -------------------
 (State or other jurisdiction          (Commission            (IRS Employer
       of incorporation)               File Number)         Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                  L6T 5P6
-----------------------------------------------------                ----------
    (address of principal executive offices)                         (Zip code)



Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.      OTHER EVENTS

On February 12, 2002, Nortel Networks Corporation issued a press release announcing the filing with the U.S. Securities and Exchange Commission of (i) a pre-effective amendment to a registration statement of Nortel Networks Corporation and the Registrant with respect to the potential resale by selling securityholders of the 4.25% convertible senior notes of Nortel Networks Corporation guaranteed by the Registrant and/or the underlying common shares of Nortel Networks Corporation and (ii) related documents. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On February 12, 2002, Nortel Networks Corporation also issued a press release associated with its investor conference to be held in New York City. The press release included a comment on Nortel Networks Corporation's outlook for the year 2002 and the first quarter of 2002. Nortel Networks Corporation disclosed that for the year 2002, as it stated on January 17, 2002, it continues to expect a gradual growth in revenues beginning in the second quarter. With respect to its bottom line performance, it continues to expect an ongoing steady improvement from its fourth quarter 2001 performance and to return to profitability in the fourth quarter of 2002. While Nortel Networks Corporation continues to expect that revenue for the first quarter of 2002 will be lower than the fourth quarter of 2001 revenue by approximately 10 percent, it noted that activity over the last 25 days has indicated even more resolve by customers than originally anticipated to minimize spending in the near term which will make the task of delivering its first quarter sales outlook more challenging.

Certain information included in this Form 8-K is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and the Registrant with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and the Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.

       99.1  Press Release dated February 12, 2002.

       99.2  Press Release dated February 12, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTEL NETWORKS LIMITED



                                       By:    /s/ NICHOLAS J. DEROMA
                                           -----------------------------------
                                           Nicholas J. DeRoma
                                           Chief Legal Officer



                                       By:    /s/ BLAIR F. MORRISON
                                           -----------------------------------
                                           Blair F. Morrison
Dated:  February 12, 2002                  Assistant Secretary


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